UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2018
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LIFEVANTAGE CORPORATION (Exact name of registrant as specified in its charter)
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Colorado	001-35647	90-0224471
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9785 S. Monroe Street, Suite 300, Sandy, UT 84070
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (801) 432-9000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In conjunction with the fiscal 2018 annual meeting of shareholders held on February 2, 2018 (the “Annual Meeting”) of LifeVantage Corporation (the “Company”), the Company’s stockholders approved an amendment to the 2017 Long-Term Incentive Plan (the “Plan”) to (i) increase the number of shares of the Company’s common stock available for issuance under the Plan by 425,000 shares, (ii) provide that no awards granted under the Amended Plan on or after July 1, 2018 may vest, become exercisable or be settled prior to the first anniversary of the grant date of the award and (iii) make certain other changes, as described in the Company’s proxy statement for the Annual Meeting and other soliciting materials filed with the Securities and Exchange Commission, (the “Amended Plan”).
The foregoing summary of the Amended Plan is not complete and is qualified in its entirety by reference to the full text of the Amended Plan, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company held the Annual Meeting on February 2, 2018. Of the 14,233,644 shares of the Company’s common stock outstanding as of the record date, 12,169,076 shares, or 85.49%, were represented at the Annual Meeting either in person or by proxy. The following proposals were submitted to a vote of the Company’s shareholders at the Annual Meeting:

1.
To elect the following six director nominees to the Company’s board of directors to hold office until the Company’s fiscal 2019 annual meeting of shareholders or until their respective successors are elected and qualified:

Mr. Darren Jensen	Mr. Vinayak R. Hegde
Mr. Michael A. Beindorff	Mr. Darwin K. Lewis
Mr. Raymond B. Greer	Mr. Garry Mauro

2.	To approve an amendment to the 2017 Long-Term Incentive Plan (the “Plan”) to increase the number of shares available for issuance under the Plan;

3.	To ratify the selection of WSRP, LLC as the Company’s independent registered public accounting firm for the Company’s fiscal year ending June 30, 2018; and

4.	To approve the reincorporation of the Company from the State of Colorado to the State of Delaware.
The proposals submitted to a vote of the Company’s shareholders at the Annual Meeting are more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on December 20, 2017, as supplemented and filed with the SEC on January 23, 2018.
The final voting results of each proposal were as follows:
Proposal 1 - Election of Directors: The Company’s shareholders elected each of the six director nominees listed above to the Company’s board of directors to serve until the Company’s fiscal 2018 annual meeting of shareholders or until their respective successors are elected and qualified. Votes cast were as follows:

	For	Withhold	Broker Non-Votes
Mr. Darren Jensen	7,221,826	556,882	4,390,368
Mr. Michael A. Beindorff	7,095,007	683,701	4,390,368
Mr. Raymond B. Greer	7,153,617	625,091	4,390,368
Mr. Vinayak R. Hegde	7,156,292	622,416	4,390,368
Mr. Darwin K. Lewis	7,151,824	626,884	4,390,368
Mr. Garry Mauro	6,607,458	1,171,250	4,390,368
Proposal 2 - Amendment to the 2017 Long-Term Incentive Plan to increase the Number of Shares Available for Issuance under the Plan: The Company’s shareholders approved the amendment to the 2017 Long-Term Incentive Plan. Votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
5,889,978	1,642,124	246,606	4,390,368

Proposal 3 - Ratification of Selection of Independent Registered Public Accounting Firm: The Company’s shareholders ratified the selection of WSRP, LLC as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2018. Votes cast were as follows:

For	Against	Abstain
11,876,901	234,257	57,918
Proposal 4 - Approval of the Reincorporation of the Company from the State of Colorado to the State of Delaware: A majority of the votes entitled to vote at the Annual Meeting voted “FOR” this proposal and therefore, the Company’s shareholders approved the reincorporation of the Company from the State of Colorado to the State of Delaware. Votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
7,553,920	172,672	52,116	4,390,368

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	LifeVantage Corporation 2017 Long-Term Incentive Plan, as amended.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 7, 2018	LIFEVANTAGE CORPORATION By: /s/ Steven R. Fife Name: Steven R. Fife Title: Chief Financial Officer